UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

July 13, 2004

Date of Report
(Date of earliest event reported)

Juniper Networks, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-26339	77-0422528

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

1194 N. Mathilda Avenue
Sunnyvale, CA 94089	(408) 745-2000

(Address of principal executive offices)	(Registrant’s telephone number, including area code)

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release of Juniper Networks, Inc. issued on July 13, 2004

Item 12.	Results of Operations and Financial Condition

     On July 13, 2004, Juniper Networks, Inc. (“Juniper Networks”) issued a press release and held a conference call regarding its financial results for the quarter ending June 30, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report. Juniper Networks is making forward-looking statements regarding 2004 during the conference call and is making reference to non-GAAP financial information in both the press release and the conference call.

Use of Non-GAAP Financial Information

     To supplement our consolidated financial statements presented in accordance with GAAP, Juniper Networks uses non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expense and income items. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.
Date: July 13, 2004	By:	/s/ Marcel Gani
Marcel Gani
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Juniper Networks, Inc. issued on July 13, 2004